8-A12G 1 judo_8-a12g.htm FORM 8-A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Classic Rules Judo Championships, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-8424623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Research Drive, Suite 16 Stamford, CT 06906
(Address of principal executive officers)

Securities to be registered pursuant to Section 12(b) of the Act: Not applicable

Title of each class To be so registered	Name of each exchange on which each class is to be so registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-167451 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.001 Per Share
(Title of class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Classic Rules Judo Championships, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, $0.001 par value per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-167451), as originally filed with the Securities and Exchange Commission (the “Commission”) on June 11, 2010, as subsequently amended (the “Registration Statement”).

ITEM 2.	EXHIBITS.

3.1	Certificate of Formation of Registrant (incorporated by reference herein from Exhibit 3.1 to Form S-1, Registration No. 333-167451)

3.2	Amended Certificate of Formation (incorporated by reference herein from Exhibit 3.2 to Form S-1, Registration No. 333-167451)

3.3	By-Laws of Registrant (incorporated by reference herein from Exhibit 3.3 to Form S-1, Registration No. 333-167451)

4.1	Code of Ethics of Registrant (incorporated by reference herein from Exhibit 4.1 to Form S-1, Registration No. 333-167451)

10.1	Management Agreement of Registrant (incorporated by reference herein from Exhibit 10.1 to Form S-1, Registration No. 333-167451)

99.1	Subscription Agreement (incorporated by reference herein from Exhibit 99.1 to Form S-1, Registration No. 333-167451)

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: May 7, 2013

CLASSIC RULES JUDO CHAMPIONSHIPS, INC.
By:	/s/ Chris Angle
Chris Angle
Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer